SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2004

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road
Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Item 2.01.  Completion of Acquisition or Disposition of Assets

On November 18, 2004, Avaya German HoldCo GmbH, a wholly owned indirect subsidiary of Avaya (“Avaya HoldCo”), completed the acquisition of all of the issued share capital of Tenovis Germany GmbH pursuant to the Share Purchase Agreement (the “Share Purchase Agreement”), dated October 5, 2004, by and among Avaya, Avaya HoldCo, affiliates of Kohlberg Kravis Roberts & Co. and Tenovis Manager Trust GmbH.  Tenovis Germany GmbH is the parent company of Tenovis GmbH & Co. KG, a major European provider of enterprise communications systems and services.

Under the terms of the Share Purchase Agreement, the purchase price consisted of approximately $370 million in cash plus assumption of indebtedness.

The press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Any financial statements required to be filed in connection with the transaction identified under Item 2.01 will be filed by amendment of this Current Report not later than February 3, 2005.

99.1	Press Release of Avaya Inc., dated November 18, 2004

99.2	Press Release of Avaya Inc., dated November 18, 2004

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: November 23, 2004	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and
Senior Vice President,
Corporate Development